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                                   EXHIBIT 6.2

                              Consulting Agreement


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3393K
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                              CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT (the "Agreement") is entered into and effective as of January 1, 1999 by and between WOO YOUNG KIM (the "CONSULTANT"), and E-WORLD SECURITY, INC., a Nevada corporation ("E-WORLD").

                                  1. RECITALS

    This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

    1. E-WORLD desires to engage the services of the CONSULTANT to assist it with respect to the implementation of its Business Plan.

    2. The CONSULTANT desires to provide such consulting and management services to E-WORLD as an independent contractor and pursuant to the terms and conditions set forth herein.

                   2. NATURE AND EXTENT OF CONSULTING SERVICES

    2.1 TERM OF AGREEMENT: This Agreement shall be for a term of three (3) years and shall terminate on December 31, 2001.

    2.2 DUTIES OF CONSULTANT: CONSULTANT shall be required to render consulting and management services in connection with the E-WORLD Business Plan. Such services shall include but not necessarily be limited to consulting with the Board of Directors, officers And advisors of E-WORLD concerning the Business Plan in general, to assist E-WORLD in locating and evaluating business opportunities and proprietary technologies, and to provide cultural assistance and translation services with respect to Korean business affairs.

    2.3 DEVOTION TO DUTY: CONSULTANT agrees to devote such time as is reasonable on an "as needed" basis with respect to the subject consulting and management services. CONSULTANT is free to represent or perform services for other clients, provided it does not interfere with his duties under this Agreement.


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    2.4  COMPENSATION: In consideration of the services rendered pursuant to this Agreement, E-WORLD agrees to issue to CONSULTANT a total of FOUR HUNDRED THOUSAND (400,000) shares of E-WORLD common stock (the "E-WORLD Shares").

    2.5 NATURE OF E-WORLD SHARES: The E-WORLD Shares shall be issued pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended.

    2.6 PRIVATE SALE ACKNOWLEDGMENT: The parties acknowledge and agree that the issuance of the E-WORLD Shares is being undertaken as a private sale pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended, and Nevada Revised Statutes Chapters 78 and 90, and is not being transacted via a broker-dealer and/or in the public market place.

    2.7 CAPACITY AND STATUS OF CONSULTANT: The capacity and status of CONSULTANT with respect to E-WORLD is that of an independent contractor and CONSULTANT is not to be considered as either an agent. officer or employee of E-WORLD for any purpose whatsoever.

    2.8 NONDISCLOSURE OF INFORMATION: CONSULTANT agrees that it will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of E-WORLD.

    2.9 ASSIGNMENT OF AGREEMENT: Due to the personal nature of the services to be rendered by the CONSULTANT, this Agreement may not be assigned by the CONSULTANT without the prior written consent of E-WORLD but said Agreement will inure to the benefit of and be binding on the E-WORLD successors and assigns.

                 3. COOPERATION, ARBITRATION, INTERPRETATION,
                        MODIFICATION AND ATTORNEY FEES

    3.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.


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    3.2  ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall de specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

    3.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

    3.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at anytime by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

    3.3 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

    3.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

    3.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.


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    3.8  FACSIMILE TRANSMISSION SIGNATURE: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

DATED:           , 1999                BY:  /s/ Woo Young Kim
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                                            WOO YOUNG KIM



                                       E-WORLD SECURITY, INC.

DATED:           , 1999                BY:  /s/ Edward W. Savarese
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                                            EDWARD W. SAVARESE
                                            President


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